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                                                                   EXHIBIT 10.27



                                CERES GROUP, INC.

                         1998 EMPLOYEE STOCK OPTION PLAN



         1. PURPOSE. The purpose of this 1998 Employee Stock Option Plan ("Plan") is to enable Ceres Group, Inc. ("Company"), a Delaware corporation, to attract, retain and reward the regular, full-time employees of the Company's principal subsidiary, Central Reserve Life Insurance Company ("CRLIC"), (individually, an "Employee"; collectively, "Employees") and strengthen the mutuality of interest between such Employees and the Company's shareholders by offering such Employees options ("Options") to purchase the Company's $0.001 par value common shares ("Common Shares").

         2. SHARES SUBJECT TO THE PLAN. The maximum aggregate number of Common Shares available for issuance under the Plan is five hundred thousand (500,000). Such Common Shares may be authorized but unissued shares or treasury shares or a combination of the foregoing.

         3. GRANT AND ELIGIBILITY. All regular, full-time employees of CRLIC employed as of December 31, 1998 who have not been granted options under any other stock option or share incentive plan maintained by the Company (including the Central Reserve Life Corporation 1998 Key Employee Share Incentive Plan) shall be granted an Option to purchase one thousand (1,000) Common Shares. The date of this initial grant shall be February 17, 1999.

After the Effective Date, so long as the Plan remains in effect and has Common Shares available for grants hereunder, each individual who qualifies as an Employee on December 31st of any year subsequent to 1998, who previously has not been granted options under this Plan or any other stock option or share incentive plan, automatically shall be granted an Option to purchase one thousand (1,000) Common Shares. The date of any such subsequent grant shall be the January 1st next following such December 31st qualification date.

If the number of Common Shares subject to grants under this Plan is insufficient to provide an Employee with an Option to purchase one thousand (1,000) Common Shares, such Employee shall receive an Option to purchase the lesser of (i) the number of Common Shares remaining available for grant under the Plan; or (ii) the number of Common Shares being granted to any other Employee concurrently entitled to a grant of Options under this Plan, so that Options are granted to all such Employees on a pro rata basis.

If an Option granted under the Plan expires, terminates or is forfeited for any reason other than its exercise, the shares subject to, but not delivered under, such Option shall be available for the grant of other Options pursuant to the Plan. No Employee shall be entitled to receive Options

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granted under the Plan which, if exercised, would cause such Employee to receive more than one thousand (1,000) Common Shares, subject to any adjustment required in accordance with Section 6 of this Plan. Each individual granted options under this Plan shall be considered an "Optionee"; collectively, all such individuals shall be considered "Optionees".

         4. TERM OF OPTION, EXERCISE AND TRANSFERABILITY. The term of each Option granted under the Plan shall be ten years. An Employee who has continuously served as a regular, full-time employee of CRLIC from the date of the grant of an Option through the date of vesting may first exercise such Option after the date of vesting for all or part of the number of Common Shares (minimum of 50 Common Shares), in accordance with the Plan. For this purpose, the "date of vesting" for any Option granted under the Plan is three (3) years after the date such Option is granted. An Employee who resigns or whose employment otherwise terminates before the date of vesting for any Options held by such Employee shall forfeit such Options.

No Option is transferable by the Optionee other than by will or the laws of descent and distribution. Options are exercisable during an Optionee's lifetime only by such Optionee or by his or her legal guardian or legal representative. Notwithstanding the foregoing, if an Optionee dies while holding unexercised Options, any Option held by such Optionee at the time of his or her death shall thereafter be exercised, to the extent such Option was exercisable at the time of death, by the estate of the Optionee (acting through its fiduciary), within a period of one year from the date of such death regardless of the term of the Option remaining at the Optionee's death.

         5. OPTION PRICE AND PAYMENT. The option price for each Common Share purchasable under Options granted February 17, 1999 shall be Eight Dollars and Twenty-five Cents ($8.25) per Common Share, that being the fair market value of a Common Share on that date. For any Option granted on any date subsequent to February 17, 1999, the option price for each Common Share purchasable shall be the fair market value of a Common Share on the date such Option is actually granted in accordance with Section 3. The option price shall be payable (i) in cash; (ii) by check acceptable to the Company; (iii) by delivery of shares of the same class as the shares subject to such Option; or (iv) a combination of the above, so long as the sum of the fair market value of Common Shares and the cash or check equals the option price. An Optionee entitled to receive Common Shares pursuant to the exercise of an Option shall pay to the Company the amount of any taxes that the Company is required to withhold with respect to such exercise, as a condition of receiving the Common Shares subject to such exercised Option. Such amount shall be payable (i) in cash; (ii) by check acceptable to the Company; (iii) by delivery of a sufficient number of Common Shares; or (iv) a combination of the above.

         6. CHANGE IN CONTROL. In the event of a "Change in Control" as defined below, all Options granted under the Plan shall vest upon the later to occur of
(i) such Change in Control; or (ii) six months and one day after the date of grant of such Options.

"Change in Control" shall be deemed to have occurred if, after the Effective Date of the Plan: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the

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outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its operating assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 ("Exchange Act"), shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In determining whether a Change in Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act as in effect on the date hereof.

         7. ADJUSTMENTS. If, at any time subsequent to the date of adoption of the Plan, the number of Common Shares increases or decreases, or changes into or is exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Option (in whole or in part) granted under the Plan, the number and kind of shares or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to an Option shall remain the same as immediately prior to such event.

No adjustment pursuant to this Section shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number or price; however, any adjustments which by reason of this Section are not required to be made shall be carried forward. Calculations under this Section shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this Section to the contrary notwithstanding, the Company shall make such reductions in the option price, in addition to those required by this Section, as it, in its discretion, shall determine to be advisable in order that any share dividends, subdivisions or splits of shares, distribution of rights to purchase shares or securities, or a distribution of securities convertible into or exchangeable for shares hereafter made by the Company to its shareholders shall not be taxable.

         8. OTHER TERMS. Each Grant of Options hereunder shall be evidenced by an Option Agreement in substantially the form attached hereto as Exhibit A. When exercisable in accordance with Section 4, Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased.

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Such notice shall be accompanied by payment of the option price of the Common
Shares for which the Option is exercised in accordance with Section 5 hereof.

         9. GENERAL PROVISIONS. The form and substance of Option agreements made under this Plan, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Option agreement shall be construed as entitling any Optionee to any rights of a shareholder as a result of the grant of an Option until such time as Common Shares are actually issued to such Optionee pursuant to the exercise of such Option. The successors and assigns of the Company may assume this Plan. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The expense of administering the Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

         10. AMENDMENT, SUSPENSION OR EARLY TERMINATION. The Board of Directors of the Company (the "Board") may at any time amend, modify, suspend or terminate this Plan; provided, that the Board of Directors shall not make any amendment or alteration which would amend or alter the method by which the number or kind of securities to be granted to any Optionee is determined if such amendment or alteration is made less than six months and one day after the previous such amendment or alteration was made.

         11. TERMINATION OF PLAN. The Plan shall terminate, and no further Options shall be granted hereunder, on December 31, 2008, if the Plan is not earlier terminated in accordance with the preceding Section of this Plan.

         12. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODY. No Option is exercisable and no Common Shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, compliance with applicable withholding tax requirements, if any, and with the rules of all domestic stock exchanges on which the Common Shares may be listed. Any share certificates issued to evidence Common Shares as to which an Option is exercised may bear such legends and statements as the Company shall deem advisable to assure compliance with federal and state laws and regulations; the Company may, if it deems appropriate, condition its grant of any Options hereunder upon receipt of the following investment representation from the Optionee:

         "I agree that any Common Shares of Ceres Group, Inc. that I may acquire by virtue of this Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged,

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         hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Ceres Group, Inc. an opinion of counsel satisfactory to Ceres Group, Inc. to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Common Shares under the Securities Act of 1933, as amended."

No Option is exercisable, and no Common Shares will be delivered under this Plan, until the Company has obtained such consent or approval from the regulatory body, federal or state, having jurisdiction over such matters as the Company may deem advisable. In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance, the Company may require reasonable evidence as to the ownership of such Option and may require any consents and releases of taxing authorities deemed advisable by the Company.

         13. EFFECTIVE DATE. The Plan shall be effective as of December 31,
1998.

         14. GOVERNING LAW. The Plan, all options and actions taken thereunder and any agreements relating thereto shall be governed by and controlled in accordance with Delaware law.

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